Exhibit 99.1

For more information:

Joe Zanco, President and CEO

(337) 948-3033

For Immediate Release

Release Date: July 31, 2024

Catalyst Bancorp, Inc. Announces 2024 Second Quarter Results

Opelousas, Louisiana – Catalyst Bancorp, Inc. (Nasdaq: “CLST”) (the “Company”), the parent company for Catalyst Bank (the “Bank”) (www.catalystbank.com), reported net income of $527,000 for the second quarter of 2024, compared to a net loss of $4.7 million for the first quarter of 2024. The first quarter of 2024 included a $5.5 million loss on the sale of investment securities and $560,000 of data conversion and other expenses associated with the Bank’s upgrade to a new core processing system.

“We posted our strongest quarter of loan growth since becoming a public company,” said Joe Zanco, President and Chief Executive Officer of the Company and Bank. “That growth was focused on living our mission – serving as catalysts for economic growth in our communities. We do that most effectively by helping local businesses expand and add jobs.”

Loans

Loans totaled $153.3 million at June 30, 2024, up $9.8 million, or 7%, from March 31, 2024. The following table sets forth the composition of the Company’s loan portfolio as of the dates indicated.

(Dollars in thousands)	6/30/2024	3/31/2024	Increase (Decrease)
Real estate loans
One- to four-family residential	$80,572	$81,686	$(1,114)	(1)%
Commercial real estate	23,071	21,130	1,941	9
Construction and land	20,427	19,369	1,058	5
Multi-family residential	3,025	3,061	(36)	(1)
Total real estate loans	127,095	125,246	1,849	1
Other loans
Commercial and industrial	23,915	15,711	8,204	52
Consumer	2,256	2,534	(278)	(11)
Total other loans	26,171	18,245	7,926	43
Total loans	$153,266	$143,491	$9,775	7%

The following table presents certain major segments of our commercial real estate, construction and land, and commercial and industrial loan balances as of the dates indicated.

(Dollars in thousands)	6/30/2024	3/31/2024	Increase (Decrease)
Commercial real estate
Retail	$3,891	$4,071	$(180)	(4)%
Hospitality	3,736	3,873	(137)	(4)
Office buildings	2,263	2,285	(22)	(1)
Restaurants	623	632	(9)	(1)
Oilfield services	419	428	(9)	(2)
Other commercial real estate	12,139	9,841	2,298	23
Total commercial real estate	$23,071	$21,130	$1,941	9%
Construction and land
Multi-family residential	$5,688	$4,782	$906	19%
Health service facilities	2,749	2,749	-	-
Hospitality	2,716	2,716	-	-
Retail	2,033	711	1,322	186
Other commercial construction and land	2,830	4,900	(2,070)	(42)
Consumer residential construction and land	4,411	3,511	900	26
Total construction and land	$20,427	$19,369	$1,058	5%
Commercial and industrial
Oilfield services	10,382	4,821	5,561	115
Industrial equipment	4,540	3,626	914	25
Professional services	2,839	2,713	126	5
Other commercial and industrial	6,154	4,551	1,603	35
Total commercial and industrial loans	$23,915	$15,711	$8,204	52%

Credit Quality and Allowance for Credit Losses

At both June 30, 2024 and March 31, 2024, non-performing assets (“NPAs”) totaled $1.7 million. The ratio of NPAs to total assets was 0.58% and 0.61% at June 30, 2024 and March 31, 2024, respectively. Non-performing loans (“NPLs”) comprised 1.04% and 1.03% of total loans at June 30 and March 31, 2024, respectively. At June 30 and March 31, 2024, 98% of total NPLs, were one- to four-family residential mortgage loans.

At June 30, 2024, the allowance for loan losses totaled $2.2 million, or 1.45% of total loans, compared to 1.44% of total loans at March 31, 2024. The allowance for credit losses on unfunded lending commitments totaled $224,000 and $310,000 at June 30 and March 31, 2024, respectively. The provision for credit losses, inclusive of the provision for unfunded commitments, for the second quarter of 2024 totaled $99,000 and was largely attributable to commercial loan growth and an increase in the allowance for credit losses on individually evaluated residential loans. Net loan charge-offs totaled $38,000 during the second quarter of 2024, compared to net charge-offs of $98,000 for the first quarter of 2024.

Investment Securities

Total investment securities were $43.2 million, or 14.6% of total assets, at June 30, 2024, up $4.2 million, or 10.8%, compared to March 31, 2024. During the first quarter of 2024, the Company sold $48.0 million of available-for-sale securities (quoted at book value) for a pre-tax loss of $5.5 million. Cash proceeds from the sales totaled $42.6 million. The Company re-deployed $4.9 million of the first quarter sales proceeds into investment securities during the second quarter of 2024.

At June 30, 2024 the amortized cost and fair value of pledged investment securities totaled $25.1 million and $21.0 million, respectively. The amortized cost and fair value of investment securities pledged as collateral for borrowings through the Bank Term Funding Program (“BTFP”) totaled $21.3 million and $17.7 million, respectively, at June 30, 2024. The remainder of the pledged investment securities at June 30, 2024 served as collateral for public fund deposits.

Deposits

Total deposits were $180.1 million at June 30, 2024, up $10.4 million, or 6%, from March 31, 2024. The following table sets forth the composition of the Company’s deposits as of the dates indicated. The ratio of the Company’s total loans to total deposits was 85% as of June 30 and March 31, 2024, respectively.

(Dollars in thousands)	6/30/2024	3/31/2024	Increase (Decrease)
Non-interest-bearing demand deposits	$30,177	$28,836	$1,341	5%
Interest-bearing demand deposits	44,038	35,374	8,664	24
Money market	13,685	14,712	(1,027)	(7)
Savings	36,746	33,675	3,071	9
Certificates of deposit	55,419	57,040	(1,621)	(3)
Total deposits	$180,065	$169,637	$10,428	6%

Total public fund deposits amounted to $31.2 million, or 17% of total deposits, at June 30, 2024, compared to $22.7 million, or 13% of total deposits, at March 31, 2024. At June 30, 2024, approximately 84% of our total public fund deposits consisted of non-interest-bearing and interest-bearing demand deposits from municipalities within our market. The full amount of our public fund deposits in excess of the FDIC’s insurance limit are secured by pledging investment securities and portions of a custodial letter of credit from the Federal Home Loan Bank of Dallas.

Capital and Share Repurchases

At June 30 and March 31, 2024, consolidated shareholders’ equity totaled $81.0 million, or 27.4% of total assets, and $81.3 million, or 28.8% of total assets, respectively.

The Company repurchased 79,802 shares of its common stock at an average cost per share of $11.88 during the second quarter of 2024, compared to 202,997 shares at an average cost per share of $12.12 during the first quarter of 2023. At June 30, 2024, the Company had common shares outstanding of 4,478,527. Under our current repurchase plan, 172,527 shares of the Company’s common stock were available for repurchase at June 30, 2024. Since the announcement of our first share repurchase plan on January 26, 2023 and through June 30, 2024, the Company has repurchased a total of 811,473 shares of its common stock, or approximately 15% of the common shares originally issued, at an average cost per share of $11.98.

Net Interest Income

The net interest margin for the second quarter of 2024 was 3.72%, up 60 basis points compared to the prior quarter. For the second quarter of 2024, the average yield on interest-earning assets was 5.35%, up 65 basis points from the prior quarter, while the average rate paid on interest-bearing liabilities was 2.50%, up five basis points from the first quarter of 2024.

Net interest income for the second quarter of 2024 was $2.4 million, up $355,000, or 17%, compared to the first quarter of 2024. Total interest income was up $370,000, or 12%, while total interest expense increased $15,000, or 1%, in the second quarter of 2024 compared to the prior quarter. Interest income increased during the second quarter of 2024 mainly due to the re-investment of the investment securities sales proceeds from the previous quarter.

The following table sets forth, for the periods indicated, the Company’s total dollar amount of interest income from average interest-earning assets and the resulting yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates, and the net interest margin. Taxable equivalent (“TE”) yields have been calculated using a marginal tax rate of 21%. All average balances are based on daily balances.

	Three Months Ended
	6/30/2024			3/31/2024
(Dollars in thousands)	Average Balance	Interest	Average Yield/ Rate(TE)	Average Balance	Interest	Average Yield/ Rate(TE)
INTEREST-EARNING ASSETS
Loans receivable(1)	$150,257	$2,383	6.38%	$144,428	$2,214	6.17%
Investment securities(2)	44,165	210	1.91	76,628	325	1.71
Other interest earning assets	70,354	932	5.33	48,779	616	5.08
Total interest-earning assets	$264,776	$3,525	5.35%	$269,835	$3,155	4.70%
INTEREST-BEARING LIABILITIES
Demand deposits, money market, and savings accounts	$87,651	$327	1.50%	$89,109	$332	1.50%
Certificates of deposit	55,960	444	3.19	57,092	437	3.08
Total interest-bearing deposits	143,611	771	2.16	146,201	769	2.12
Borrowings	29,468	306	4.17	27,991	293	4.21
Total interest-bearing liabilities	$173,079	$1,077	2.50%	$174,192	$1,062	2.45%
Net interest-earning assets	$91,697			$95,643
Net interest income; average interest rate spread		$2,448	2.85%		$2,093	2.25%
Net interest margin(3)			3.72%			3.12%

(1)	Includes non-accrual loans during the respective periods. Calculated net of deferred fees and discounts and loans in-process.
(2)	Average investment securities does not include unrealized holding gains/losses on available-for-sale securities.
(3)	Equals net interest income divided by average interest-earning assets. Taxable equivalent yields are calculated using a marginal tax rate of 21%.

Non-interest Income

For the second quarter of 2024, non-interest income totaled $366,000, up $5.5 million compared to the first quarter of 2024. Non-interest income for the first quarter of 2024 includes the $5.5 million loss on the sale of investment securities discussed previously.

Non-interest Expense

Non-interest expense for the second quarter of 2024 totaled $2.1 million, down $723,000, or 26%, compared to the first quarter of 2024. During the first quarter of 2024, the Company upgraded to a new core processing system and incurred $560,000 of data conversion and other associated expenses related to that change. Most of these costs are included in data processing and communication expense for the first quarter of 2024. Data processing and communication expense totaled $133,000 for the second quarter of 2024, down $87,000, or 40%, compared to the second quarter of 2023.

About Catalyst Bancorp, Inc.

Catalyst Bancorp, Inc. (Nasdaq: CLST) is a Louisiana corporation and registered bank holding company for Catalyst Bank, its wholly-owned subsidiary, with $295.3 million in assets at June 30, 2024. Catalyst Bank, formerly St. Landry Homestead Federal Savings Bank, has been in operation in the Acadiana region of south-central Louisiana for over 100 years. With a focus on fueling business and improving lives throughout the region, Catalyst Bank offers commercial and retail banking products through our six full-service branches located in Carencro, Eunice, Lafayette, Opelousas, and Port Barre. To learn more about Catalyst Bancorp and Catalyst Bank, visit www.catalystbank.com, or the website of the Securities and Exchange Commission, www.sec.gov.

Forward-looking Statements

This news release reflects industry conditions, Company performance and financial results and contains “forward-looking statements,’ which may include forecasts of our financial results and condition, expectations for our operations and businesses, and our assumptions for those forecasts and expectations. Do not place undue reliance on forward-looking statements. These forward-looking statements are subject to a number of risk factors and uncertainties which could cause the Company’s actual results and experience to differ materially from the anticipated results and expectation expressed in such forward-looking statements.

Factors that could cause our actual results to differ materially from our forward-looking statements are described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Supervision and Regulation” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in other documents subsequently filed by the Company with the Securities and Exchange Commission, available at the SEC’s website and the Company’s website, each of which are referenced above. To the extent that statements in this news release relate to future plans, objectives, financial results or performance by the Company, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are generally identified by use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology.

Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. All information is as of the date of this news release. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

CATALYST BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	(Unaudited)	(Unaudited)		(Unaudited)
(Dollars in thousands)	6/30/2024	3/31/2024	12/31/2023	6/30/2023
ASSETS
Non-interest-bearing cash	$4,952	$3,118	$3,654	$4,769
Interest-bearing cash and due from banks	70,503	72,893	15,357	15,022
Total cash and cash equivalents	75,455	76,011	19,011	19,791
Investment securities:
Securities available-for-sale, at fair value	29,748	25,534	70,540	75,876
Securities held-to-maturity	13,454	13,457	13,461	13,468
Loans receivable, net of unearned income	153,266	143,491	144,920	133,493
Allowance for loan losses	(2,215)	(2,068)	(2,124)	(2,081)
Loans receivable, net	151,051	141,423	142,796	131,412
Accrued interest receivable	737	733	906	707
Foreclosed assets	104	237	60	296
Premises and equipment, net	6,114	5,995	6,072	6,111
Stock in correspondent banks, at cost	1,919	1,898	1,878	1,839
Bank-owned life insurance	14,252	14,139	14,026	13,813
Other assets	2,499	2,622	2,182	2,701
TOTAL ASSETS	$295,333	$282,049	$270,932	$266,014

LIABILITIES
Deposits:
Non-interest-bearing	$30,177	$28,836	$28,183	$41,482
Interest-bearing	149,888	140,801	137,439	129,891
Total deposits	180,065	169,637	165,622	171,373
Borrowings	30,261	29,423	19,378	9,288
Other liabilities	3,994	1,736	1,373	1,042
TOTAL LIABILITIES	214,320	200,796	186,373	181,703

SHAREHOLDERS' EQUITY
Common stock	45	46	48	49
Additional paid-in capital	41,914	42,711	45,020	47,032
Unallocated common stock held by benefit plans	(6,116)	(6,169)	(6,221)	(6,616)
Retained earnings	48,787	48,260	52,949	52,491
Accumulated other comprehensive income (loss)	(3,617)	(3,595)	(7,237)	(8,645)
TOTAL SHAREHOLDERS' EQUITY	81,013	81,253	84,559	84,311
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$295,333	$282,049	$270,932	$266,014

CATALYST BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended			Six Months Ended
(Dollars in thousands)	6/30/2024	3/31/2024	6/30/2023	6/30/2024	6/30/2023
INTEREST INCOME
Loans receivable, including fees	$2,383	$2,214	$1,691	$4,597	$3,320
Investment securities	210	325	413	535	840
Other	932	616	218	1,548	429
Total interest income	3,525	3,155	2,322	6,680	4,589
INTEREST EXPENSE
Deposits	771	769	380	1,540	640
Borrowings	306	293	68	599	136
Total interest expense	1,077	1,062	448	2,139	776
Net interest income	2,448	2,093	1,874	4,541	3,813
Provision for credit losses	99	95	-	194	-
Net interest income after provision for credit losses	2,349	1,998	1,874	4,347	3,813
NON-INTEREST INCOME
Service charges on deposit accounts	194	203	200	397	383
Bank-owned life insurance	113	113	99	226	196
Loss on sales of investment securities	-	(5,507)	-	(5,507)	-
Gain (loss) on disposals and sales of fixed assets	(5)	11	-	6	-
Other	64	17	18	81	32
Total non-interest income (loss)	366	(5,163)	317	(4,797)	611
NON-INTEREST EXPENSE
Salaries and employee benefits	1,143	1,260	1,178	2,403	2,381
Occupancy and equipment	183	196	198	379	411
Data processing and communication	133	794	220	927	447
Professional fees	117	107	117	224	246
Directors’ fees	114	115	114	229	229
ATM and debit card	36	69	61	105	119
Foreclosed assets, net	26	8	63	34	65
Advertising and marketing	43	38	22	81	52
Franchise and shares tax	15	16	25	31	52
Other	258	188	193	446	374
Total non-interest expense	2,068	2,791	2,191	4,859	4,376
Income (loss) before income tax expense (benefit)	647	(5,956)	-	(5,309)	48
Income tax expense (benefit)	120	(1,267)	(16)	(1,147)	(20)
NET INCOME (LOSS)	$527	$(4,689)	$16	$(4,162)	$68

Earnings (loss) per share:
Basic	$0.13	$(1.15)	$-	$(1.03)	$0.02
Diluted	0.13	(1.15)	-	(1.03)	0.02

CATALYST BANCORP, INC. AND SUBSIDIARY
SELECTED FINANCIAL DATA

	Three Months Ended			Six Months Ended
(Dollars in thousands)	6/30/2024	3/31/2024	6/30/2023	6/30/2024	6/30/2023
EARNINGS DATA
Total interest income	$3,525	$3,155	$2,322	$6,680	$4,589
Total interest expense	1,077	1,062	448	2,139	776
Net interest income	2,448	2,093	1,874	4,541	3,813
Provision for credit losses	99	95	-	194	-
Total non-interest income (loss)	366	(5,163)	317	(4,797)	611
Total non-interest expense	2,068	2,791	2,191	4,859	4,376
Income tax expense (benefit)	120	(1,267)	(16)	(1,147)	(20)
Net income (loss)	$527	$(4,689)	$16	$(4,162)	$68

AVERAGE BALANCE SHEET DATA
Total loans	$150,257	$144,428	$133,394	$147,342	$133,586
Total interest-earning assets	264,776	269,835	253,427	267,306	255,373
Total assets	285,773	286,708	268,133	286,240	270,045
Total interest-bearing deposits	143,611	146,201	135,147	144,906	138,803
Total interest-bearing liabilities	173,079	174,192	144,411	173,636	148,043
Total deposits	173,326	174,656	172,526	173,990	173,555
Total shareholders' equity	80,965	82,667	85,459	81,816	86,418

SELECTED RATIOS
Return on average assets	0.74%	(6.58)%	0.02%	(2.92)%	0.05%
Return on average equity	2.62	(22.81)	0.08	(10.23)	0.16
Efficiency ratio	73.47	(90.93)	100.00	(1,901.18)	98.91
Net interest margin(TE)	3.72	3.12	2.97	3.42	3.01
Average equity to average assets	28.33	28.83	31.87	28.58	32.00
Common equity Tier 1 capital ratio	49.09	52.09	56.02
Tier 1 leverage capital ratio	26.88	26.84	30.64
Total risk-based capital ratio	50.34	53.34	57.27

NON-FINANCIAL DATA
Total employees (full-time equivalent)	47	47	50
Common shares issued and outstanding, end of period	4,478,527	4,558,329	4,929,542

CATALYST BANCORP, INC. AND SUBSIDIARY
SELECTED FINANCIAL DATA
(continued)

	Three Months Ended			Six Months Ended
(Dollars in thousands)	6/30/2024	3/31/2024	6/30/2023	6/30/2024	6/30/2023
ALLOWANCE FOR CREDIT LOSSES
Allowance for loan losses:
Beginning balance	$2,068	$2,124	$2,070	$2,124	$1,807
CECL adoption impact	-	-	-	-	209
Provision for loan losses	185	42	(2)	227	(2)
Charge-offs	(57)	(123)	(10)	(180)	(17)
Recoveries	19	25	23	44	84
Net (charge-offs) recoveries	(38)	(98)	13	(136)	67
Ending balance	$2,215	$2,068	$2,081	$2,215	$2,081

Allowance for unfunded commitments:
Beginning balance	310	257	216	257	-
CECL adoption impact	-	-	-	-	216
Provision for (reversal of) losses on unfunded commitments	(86)	53	2	(33)	2
Ending balance	$224	$310	$218	$224	$218

Total allowance for credit losses, end of period	$2,439	$2,378	$2,299	$2,439	$2,299
Total provision for credit losses	99	95	-	194	-

CREDIT QUALITY(1)
Non-accruing loans	$1,560	$1,453	$1,629
Accruing loans 90 days or more past due	40	29	260
Total non-performing loans	1,600	1,482	1,889
Foreclosed assets	104	237	296
Total non-performing assets	$1,704	$1,719	$2,185

Total non-performing loans to total loans	1.04%	1.03%	1.42%
Total non-performing assets to total assets	0.58	0.61	0.82

(1)	Credit quality data and ratios are as of the end of each period presented.